EX-99.g.1.b

January 17, 2020

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re:  Aberdeen Funds — New Series of Shares

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of the liquidation of two series of Aberdeen Funds. The Aberdeen Japanese Equities Fund liquidated on January 17, 2020 and the Aberdeen Income Builder Fund will liquidate on or about February 21, 2020.

The foregoing change is reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to Aberdeen Funds.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended January 17, 2020

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China A Share Equity Fund

(formerly Aberdeen China Opportunities Fund)

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Income Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Global Absolute Return Strategies Fund

(formerly, Aberdeen Global Unconstrained Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Intermediate Municipal Income Fund

(formerly Aberdeen Tax-Free Income Fund)

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

(formerly Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Income Builder Fund*

Aberdeen Ultra Short Municipal Income Fund

* The Aberdeen Income Builder Fund will liquidate on or about February 21, 2020 and shall hereby be deemed removed from this schedule effective upon its liquidation.

The India Fund, Inc.

Aberdeen Emerging Markets Equity Fund, Inc. (formerly Aberdeen Chile Fund Inc.)